UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 4, 2022
____________________

Brigham Minerals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38870	83-1106283
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5914 W. Courtyard Drive,	Suite 200
Austin,	TX	78730
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including Area Code:	(512)	220-6350
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01	MNRL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 4, 2022, the Board of Directors (the “Board”) of Brigham Minerals, Inc. (the “Company”) appointed Ivan Gaidarov as Vice President and Chief Accounting Officer of the Company, to serve until his successor shall have been duly elected or appointed and shall have qualified, or until his death, resignation or removal in accordance with the Amended and Restated Bylaws of the Company.

Mr. Gaidarov, 50, has served as the Company’s Controller since its initial public offering in April 2019, and also served in the same capacity for Brigham Minerals, LLC, the Company’s predecessor, from December 2017 to April 2019. From December 2014 to November 2017, Mr. Gaidarov served as Assistant Controller at Trinity River Energy, LLC. Prior to that, Mr. Gaidarov served in various roles for HighMount Exploration & Production, LLC from December 2007 to December 2014, including Director Corporate Accounting and Financial Reporting Manager, and as Audit Manager for Deloitte from January 2002 to November 2007.

There is no arrangement or understanding between Mr. Gaidarov and any other person pursuant to which Mr. Gaidarov was appointed as Vice President and Chief Accounting Officer. The Company is not aware of any transaction in which Mr. Gaidarov has an interest requiring disclosure under Item 404(a) of Regulation S-K.

On April 5, 2022, the Company entered into an indemnification agreement (the “Indemnification Agreement”) with Mr. Gaidarov, pursuant to which the Company agreed to indemnify him against certain liabilities that may arise by reason of his status as an officer of the Company and to advance him expenses incurred as a result of any proceedings against him as to which he could be indemnified. The Indemnification Agreement is substantially similar to the Company’s indemnification agreements with its other executive officers and directors. The foregoing summary of the Indemnification Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Indemnification Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.
On April 4, 2022, the Board of the Company approved amendments to the Company’s Corporate Code of Business Conduct and Ethics (the “Code of Ethics”) to update certain procedures related to the application of the Code of Ethics and to implement certain other stylistic, technical and administrative changes.

The foregoing description of the amendments to the Code of Ethics is qualified in its entirety by reference to the full text of the Code of Ethics, which is available for review or download in the Governance section of the Company’s website, www.investors.brighamminerals.com.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
10.1	Indemnification Agreement (Gaidarov).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 8, 2022	BRIGHAM MINERALS, INC.

		By:	/s/ Kari A. Potts
		Name:	Kari A. Potts
		Title:	Vice President, General Counsel, Compliance Officer
and Corporate Secretary